SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the registrant  [X]
Filed by a party other than the registrant  [ ]
Check the appropriate box:
     [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)
     [ ]  Preliminary proxy statement
     [ ]  Definitive proxy statement
     [ ]  Definitive additional materials
     [X]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                            FORSYTH BANCSHARES, INC.
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                (Name of Registrant as Specified in its Charter)

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      (Name of Person(s) Filing Proxy Statement, if Other Than Registrant)

Payment of filing fee (Check the appropriate box):
     [X]     No fee required
     [ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
             and 0-11.

     (1)  Title  of  each  class  of  securities  to  which transaction applies:

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     (2)  Aggregate  number  of  securities  to  which  transaction  applies:

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     (3)  Per  unit  price  or  other  underlying  value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed  maximum  aggregate  value  of  transaction:

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     (5)  Total  fee  paid:

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     [X]  Fee paid previously with preliminary materials:

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     [ ]       Check  box  if  any  part  of  the  fee  is offset as provided by
               Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:
                                    $370.19
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
     (2)  Form,  Schedule  or  Registration  Statement  no.:
                                 SCHEDULE 13E-3
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     (3)  Filing  Party:
                            FORSYTH BANCSHARES, INC.
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     (4)  Date  Filed:
                                AUGUST 30, 2005
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
------
To Our Shareholders:

     In July 2005, the board of directors approved a stock reclassification transaction designed to enable the Company to terminate its reporting obligations with the Securities and Exchange Commission (the "SEC"). The transaction provides for the reclassification of shares of the Company's common stock held by shareholders who are the record holders of 1,000 or fewer shares of common stock into shares of the Company's new class of Series A Preferred Stock on the basis of one share of Series A Preferred Stock for each share of common stock held by such shareholders.

     As our management team and board examined the relative advantages and disadvantages of our status as an SEC-registered company, it became apparent that the compliance costs involved in maintaining that status outweighed its potential benefit to our shareholders, given the lack of a liquid, organized trading market for our stock. We believe the termination of our reporting obligations with the SEC will allow us to function more efficiently as a community bank and to better focus on our customers and the community. Additionally, the stock reclassification will give all of our shareholders the opportunity to maintain an equity interest in the Company and to share in our future growth and earnings.

     The Series A Preferred Stock will have limited voting rights and a dividend and liquidation preference to the common stock and will participate equally with the common stock on a sale or change in control of the Company.

     The completion of the reclassification is subject to the approval of our shareholders, which we will seek at a special meeting of shareholders to be held in the fourth quarter of 2005. Approximately one month prior to the special meeting, we will deliver proxy materials describing the reclassification and the other business to be conducted at the meeting.

     Our audited financial statements, which are included in our Annual Report on Form 10-KSB filed on March 30, 2005 with the SEC, and our unaudited financial statements for the six months ended June 30, 2005, which are included in our quarterly report on Form 10-QSB filed on August 12, 2005 with the SEC, will be included in the proxy materials for the special meeting. Prior to the delivery of the proxy materials, you may obtain a copy of our Annual Report on Form 10-KSB from the SEC's website as described below. In the meantime, we have included summary financial information for the year ended December 31, 2004 with this letter.

Additional Information About the Proxy Statement
------------------------------------------------

We have filed a preliminary proxy statement regarding the special meeting of shareholders and the reclassification described above with the SEC and will file a definitive proxy statement upon completion of SEC review. The definitive proxy statement will also be delivered to the shareholders of the Company. Before making any voting decisions, investors and shareholders are urged to read the proxy statement carefully and in its entirety when it becomes available as it will contain important information about the reclassification and other business to be conducted at the special meeting. Investors and shareholders may obtain free copies of the preliminary and definitive proxy statement, once available, as well as other documents filed with or furnished to the SEC by the Company, at the SEC's website at http://www.sec.gov.
                                 ------------------

Complimentary copies of the proxy statement as well as other documents the Company has filed with the SEC may also be obtained by directing a written request to:

                            Forsyth Bancshares, Inc.
                     c/o The Citizens Bank of Forsyth County
                         651 Veterans Memorial Boulevard
                             Cumming, Georgia  30040

                    Attn:  Timothy M. Perry, President & CEO
                           Telephone:  (770) 886-9500

Forsyth Bancshares, its directors and executive officers, certain members of management and various employees may be soliciting proxies from shareholders in favor of approval of the reclassification. Information regarding such officers and directors is included in the proxy statement regarding the reclassification.

            Sincerely,

        /s/ Timothy M. Perry         /s/ James J. Myers

            Timothy M. Perry             James J. Myers
            President and CEO            Chairman of the Board

                            Forsyth Bancshares, Inc.
                          Summary Financial Information
                          As of and for the Year Ended
                                December 31, 2004

                                                  -------------------
                                                     As of and for
                                                    the year ended
          (In thousands except per share data)     December 31, 2004
                                                  -------------------
          Net interest income                     $            4,836
          Provision for loan losses                              266
          Other income                                           845
          Other expense                                        3,923
          Income taxes                                           524
          Net income                              $              968

          PER COMMON SHARE
          Basic earnings per share                $             0.52
          Diluted earnings  per share                           0.52
          Cash dividends declared                               0.00
          Book value                              $             7.53

          AT PERIOD END
          Loans, net                              $          102,372
          Earning assets                                     128,237
          Assets                                             137,196
          Deposits                                           122,401
          Shareholders' equity                    $           13,999
          Common shares outstanding                            1,858

          AVERAGE BALANCES
          Loans                                   $           90,134
          Earning assets                                     114,141
          Assets                                             123,504
          Deposits                                           109,135
          Shareholders' equity                    $           13,585
          Weighted average shares outstanding                  1,846

          KEY PERFORMANCE RATIOS
          Return on average assets                              0.78%
          Return on average shareholders' equity                7.13%
          Net interest margin                                   4.24%
          Dividend payout ratio                                 0.00
          Average equity to average assets                     11.00%